EXHIBIT INDEX

(h)(16) Fee Waiver Agreement dated December 1, 2003 between American Express Financial Corporation, American Express Client Service Corporation, and AXP Discovery Fund, a series of Discovery Series, Inc.

(h)(17) Fee Waiver Agreement dated August 1, 2003 between American Express Financial Corporation, American Express Client Service Corporation, and AXP Core Bond Fund, a series of Discovery Series, Inc.

(h)(18) Fee Waiver Agreement dated August 1, 2003 between American Express Financial Corporation, American Express Client Service Corporation, and AXP Income Opportunities Fund, a series of Discovery Series, Inc.

(h)(19) Fee Waiver Agreement dated August 1, 2003 between American Express Financial Corporation, American Express Client Service Corporation, and AXP Limited Duration Bond Fund, a series of Discovery Series, Inc.

(i) Opinion and consent of counsel, as to the legality of the securities being registered.

(j)      Consent of Independent Auditors.

(q)(1) Directors' Power of Attorney to sign Amendments to this Registration Statement, dated Jan. 7, 2004.